EXHIBIT 10.1

CHINA MODERN AGRICULTURAL INFORMATION, INC.
2012 STOCK INCENTIVE PLAN

SECTION 1. Purposes. The purposes of the China Modern Agricultural Information, Inc. 2012 Stock Incentive Plan (the “Plan”) are to (i) enable China Modern Agricultural Information, Inc. (the “Company”) to attract, motivate and retain top-quality directors, officers, employees, consultants, advisers and independent contractors (including without limitation dealers, distributors and other business entities or persons providing services on behalf of the Company), (ii) provide substantial incentives for Participants (as defined in Section 5) to act in the best interests of the stockholders of the Company and (iii) reward extraordinary effort by Participants on behalf of the Company.

SECTION 2. Types of Awards. Awards under the Plan may be in the form of (i) Stock Options, (ii) Restricted Stock, (iii) Restricted Stock Units, or (iv) Performance Share Units.

SECTION 3. Administration.

3.1    Except as otherwise provided herein, the Plan shall be administered by the the Board of Directors of the Company (the “Board”) or such other committee of directors as the Board shall designate. If no such committee has been appointed by the Board, the Plan shall be administered by the Board, and the Plan shall be administered by the Board to the extent provided in the last sentence of this Section. Such committee as shall be designated to administer the Plan, if any, or the Board, as the case may be, is referred to herein as the “Committee.” Notwithstanding any other provision of the Plan to the contrary, all actions with respect to the administration of the Plan in respect of the non-employee directors shall be taken by the Board.

3.2    The Committee shall have the following authority with respect to awards under the Plan to Participants: to grant awards to eligible Participants under the Plan; to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall deem advisable; to interpret the terms and provisions of the Plan and any award granted under the Plan; to make all factual and other determinations necessary or advisable for administration of the Plan; and to otherwise supervise the administration of the Plan. In particular, and without limiting its authority and powers, the Committee shall have the authority:
(a)   to determine whether and to what extent any award or combination of awards will be granted hereunder;
(b)   to select the Participants to whom awards will be granted;
(c)   to determine the number of shares of the common stock of the Company, $0.001 par value (the “Stock”), to be covered by each award granted hereunder, provided that (i) no Participant will be granted Stock Options on or with respect to more than 300,000 shares of Stock in any calendar year and (ii) no Participant will be granted Performance Share Units, or any other award (other than Stock Options) intended to qualify as “performance-based” within the meaning of Section 162(m) of the Internal Revenue Code and Treasury Regulations thereunder (“Section 162(m)”, on or with respect to more than 500,000 shares of Stock in any calendar year);
(d)  to determine the terms and conditions of any award granted hereunder, including, but not limited to, any vesting or other restrictions based on completion of a specified period of service, attainment of specified performance goals or such other criteria as the Board may determine, and to determine whether the terms and conditions of the award are satisfied;
(e)   to determine the treatment of awards upon a Participant's retirement, disability, death, termination for cause or other termination of employment or other qualifying relationship with the Company or a Related Company;
(f)    to determine that amounts equal to the amount of any dividends declared with respect to the number of shares covered by an award (i) will be paid to the Participant currently or (ii) will be deferred and deemed to be reinvested or (iii) will otherwise be credited to the Participant, or that the Participant has no rights with respect to such dividends (in each case, subject to any restrictions imposed by Section 409A of the Internal Revenue Code and Treasury Regulations thereunder (“Section 409A”));
(g)   to determine whether, to what extent, and under what circumstances Stock and other amounts payable with respect to an award will be deferred either automatically or at the election of a Participant, including providing for and determining the amount (if any) of deemed earnings on any deferred amount during any deferral period (in each case, subject to any restrictions imposed by Section 409A);

(h)   to provide that the shares of Stock received as a result of an award shall be subject to a right of first refusal, pursuant to which the Participant shall be required to offer to the Company any shares that the Participant wishes to sell, subject to such terms and conditions as the Board may specify;
(i)    subject to any restrictions imposed by Section 409A, to amend the terms of any award, prospectively or retroactively; provided, however, that no amendment shall impair the rights of the award holder without his or her consent; and provided further, that Stock Options may not be repriced without stockholder approval;
(j)    subject to any restrictions imposed by Section 409A, to substitute new Stock Options for previously granted Stock Options, or for options granted under other plans; provided, however, that Stock Options may not be repriced without stockholder approval; and
(k)   to correct defects, supply omissions and reconcile inconsistencies with respect to any awards made under the Plan in the manner and to the extent it shall deem desirable to carry out the purpose of the Plan.

3.3    All determinations made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and all Participants.

3.4    The Committee may from time to time delegate to one or more officers of the Company any or all of its authority granted hereunder except with respect to awards granted to persons subject to Section 16 of the Securities Exchange Act of 1934 (the “Exchange Act”). The Board shall specify the maximum number of shares that the officer or officers to whom such authority is delegated may award, and the Board may in its discretion specify any other limitations or restrictions on the authority delegated to such officer or officers.

SECTION 4. Stock Subject to Plan.

4.1    The total number of shares of Stock reserved and available for distribution under the Plan shall be 3,000,000 (subject to adjustment as provided in Section 4.3), any or all of which may be issued with respect to Incentive Stock Options under the Plan. Shares of Stock issued in connection with any award under the Plan may consist of authorized but unissued shares or treasury shares.

4.2    To the extent a Stock Option terminates without having been exercised, or shares awarded are forfeited or a Restricted Stock Unit award or Performance Share Unit award terminates without shares having been delivered to the Participant, the shares subject to such award shall again be available for distribution in connection with future awards under the Plan, subject to the limitations set forth in Section 4.1.

4.3    In the event of any merger, reorganization, consolidation, sale of all or substantially all assets, recapitalization, Stock dividend, Stock split, reverse Stock split, spin-off, split-up, split-off, extraordinary cash dividend, distribution of assets or other change in corporate structure affecting the Stock, a substitution or adjustment, as may be determined to be appropriate by the Board in its sole discretion, shall be made in the aggregate number and kind of shares reserved for issuance under the Plan, the number and kind of shares or other property subject to outstanding awards and the amounts to be paid by award holders or the Company, as the case may be, with respect to outstanding awards; provided, however, that no such adjustment shall increase the aggregate value of any outstanding award. In the event any change described in this Section 4.3 occurs and an adjustment is made in the outstanding awards, a similar adjustment shall be made in the maximum number and kind of shares covered by Stock Options and other awards that may be granted to any Participant pursuant to Section 3.2(c).

4.4    No fractional shares shall be issued or delivered under the Plan. The Board shall determine whether the value of fractional shares shall be paid in cash or other property, or whether such fractional shares and any rights thereto shall be cancelled without payment.

SECTION 5. Eligibility. Persons who are or who agree to become directors, officers, employees, consultants, advisers or independent contractors of the Company or a Related Company (including without limitation dealers, distributors and other business entities or persons providing services on behalf of the Company or a Related Company) are eligible to participate in the Plan. All employees of the Company or a Related Company are eligible to be granted Incentive Stock Options. Persons who are granted awards under the Plan (“Participants”) shall be selected from time to time by the Board, in its sole discretion, from among those eligible.

SECTION 6. Stock Options.

6.1    The Stock Options awarded to officers and employees under the Plan may be of two types: (i) Incentive Stock Options within the meaning of Section 422 of the Internal Revenue Code or any successor provision thereto (“Section 422”); and (ii) Non-Qualified Stock Options. If any Stock Option does not qualify as an Incentive Stock Option, or the Board at the time of grant determines that any Stock Option shall be a Non-Qualified Stock Option, it shall constitute a Non-Qualified Stock Option. Stock Options awarded to any Participant who is not an officer or employee of the Company or a Related Company shall be Non-Qualified Stock Options.

6.2    Subject to the following provisions, Stock Options awarded to Participants under the Plan shall be in such form and shall have such terms and conditions as the Board may determine:
(a)    Option Price. The option price per share of Stock purchasable under a Stock Option shall be determined by the Board, but shall not be less than the Fair Market Value of the Stock on the date of award of the Stock Option. For purposes of the Plan, Fair Market Value in relation to a share of the Stock means (i) if the Stock is publicly traded, the mean between the highest and lowest quoted selling prices of the Stock on the date in question or, if not available, on the trading date immediately following such date or (ii) if the Stock is not publicly traded, the fair market value as determined by the Board in accordance with Section 409A.
(b)    Option Term. The term of each Stock Option shall be fixed by the Board, but shall in no event be longer than one hundred twenty (120) months after the date of grant of such Stock Option.
(c)    Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Board. The Board may waive any exercise or vesting provisions contained in an award or accelerate the exercisability or vesting of outstanding Stock Options at any time in whole or in part.
(d)    Method of Exercise. Stock Options may be exercised in whole or in part at any time during the option period by giving written notice of exercise to the Company specifying the number of shares to be purchased, accompanied by payment of the purchase price. Payment of the purchase price shall be made in such manner as the Board may provide in the award, which may include cash (including cash equivalents), delivery of shares of Stock acceptable to the Board already owned by the optionee or subject to awards hereunder, any other manner permitted by law as determined by the Board, or any combination of the foregoing. The Board may provide that all or part of the shares received upon the exercise of a Stock Option which are paid for using Restricted Stock shall be restricted in accordance with the original terms of the award in question.
(e)    No Stockholder Rights. An optionee shall have no rights to dividends or other rights of a stockholder with respect to shares subject to a Stock Option until the optionee has given written notice of exercise and has paid for such shares, and the optionee has been duly recorded as the owner of the shares on the books of the Company.
(f)    Surrender Rights. The Board may provide that Stock Options may be surrendered for cash upon any terms and conditions set by the Board.
(g)    Non-Transferability; Limited Transferability. A Stock Option agreement may permit an optionee to transfer the Stock Option to his or her children, grandchildren or spouse (“Immediate Family”), to one or more trusts for the benefit of such Immediate Family members, or to one or more partnerships or limited liability companies in which such Immediate Family members are the only partners or members if (i) the agreement setting forth such Stock Option expressly provides that such Stock Option may be transferred only with the express written consent of the Board and (ii) the optionee does not receive any consideration in any form whatsoever for such transfer other than the receipt of an interest in the trust, partnership or limited liability company to which the Stock Option is transferred. Any Stock Option so transferred shall continue to be subject to the same terms and conditions as were applicable to such Stock Option immediately prior to the transfer thereof. Any Stock Option not (x) granted pursuant to any agreement expressly allowing the transfer of such Stock Option or (y) amended expressly to permit its transfer shall not be transferable by the optionee otherwise than by will or by the laws of descent and distribution, and such Stock Option shall be exercisable during the optionee's lifetime only by the optionee.
(h)    Termination of Relationship. If an optionee's employment or other qualifying relationship with the Company or a Related Company terminates by reason of death, disability, retirement, voluntary or involuntary termination or otherwise, the Stock Option shall be exercisable to the extent determined by the Board; provided, however, that unless employment or such other qualifying relationship is terminated for cause (as may be defined by the Board in connection with the grant of any Stock Option), the Stock Option shall remain exercisable (to the extent that it was otherwise exercisable on the date of termination) for (A) at least six (6) months from the date of termination if termination was caused by death or disability or (B) at least ninety (90) days from the date of termination if termination was caused by other than death or disability, but in no event beyond the option term fixed pursuant to Section 6.2(b). To the extent permitted under Section 409A, the Board may provide that, notwithstanding the option term fixed pursuant to Section 6.2(b), a Stock Option which is outstanding on the date of an optionee's death shall remain outstanding for an additional period after the date of such death.

(i)    Option Grants to Participants Subject to Section 16. If for any reason any Stock Option granted to a Participant subject to Section 16 of the Exchange Act is not approved in the manner provided for in clause (d)(1) or (d)(2) of Rule 16b-3 under the Exchange Act or any successor rule (“Rule 16b-3”), neither the Stock Option (except upon its exercise) nor the Stock underlying the Stock Option may be disposed of by the Participant until six months have elapsed following the date of grant of the Stock Option, unless the Board otherwise specifically permits such disposition.

6.3    Notwithstanding the provisions of Section 6.2, no Incentive Stock Option shall (i) have an option price which is less than one hundred percent (100%) of the Fair Market Value of the Stock on the date of the award of the Stock Option (or less than one hundred ten percent (110%) of the Fair Market Value of the Stock on the date of award of the Stock Option if the Participant owns, or would be considered to own by reason of Section 424(d) of the Internal Revenue Code or any successor provision thereto, more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any parent or subsidiary of the Company at the time of the grant of the Stock Option), (ii) be exercisable more than ten (10) years after the date such Incentive Stock Option is awarded (five (5) years after the date of award if the Participant owns, or would be considered to own by reason of Section 424(d) of the Internal Revenue Code or any successor provision thereto, more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any parent or subsidiary of the Company at the time of the grant of the Stock Option), (iii) be awarded more than ten (10) years after the effective date of the Plan or (iv) be transferable other than by will or by the laws of descent and distribution. In addition, the aggregate Fair Market Value (determined as of the time a Stock Option is granted) of Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant in any calendar year (under the Plan and any other plans of the Company or any subsidiary or parent corporation) shall not exceed $100,000.

SECTION 7. Restricted Stock. Subject to the following provisions, all awards of Restricted Stock to Participants shall be in such form and shall have such terms and conditions as the Board may determine:
 (a)    The Restricted Stock award shall specify the number of shares of Restricted Stock to be awarded, the price, if any, to be paid by the recipient of the Restricted Stock and the date or dates on which, or the conditions upon the satisfaction of which, the Restricted Stock will vest. The vesting of Restricted Stock may be conditioned upon the completion of a specified period of service with the Company or a Related Company, upon the attainment of specified performance goals or upon such other criteria as the Board may determine.
(b)    Stock certificates representing the Restricted Stock awarded to an employee shall be registered in the Participant's name, but the Board may direct that such certificates be held by the Company on behalf of the Participant. Except as may be permitted by the Board, no share of Restricted Stock may be sold, transferred, assigned, pledged or otherwise encumbered by the Participant until such share has vested in accordance with the terms of the Restricted Stock award. At the time Restricted Stock vests, a certificate for such vested shares shall be delivered to the Participant (or his or her designated beneficiary in the event of death), free of all restrictions.
(c)    The Board may provide that the Participant shall have the right to vote or receive dividends, or both, on Restricted Stock. Unless the Board provides otherwise, Stock received as a dividend on, or in connection with a stock split of, Restricted Stock shall be subject to the same restrictions as the Restricted Stock.
(d)    Except as may be provided by the Board, in the event of a Participant's termination of employment or other qualifying relationship with the Company or a Related Company before all of his or her Restricted Stock has vested, or in the event any conditions to the vesting of Restricted Stock have not been satisfied prior to any deadline for the satisfaction of such conditions set forth in the award, the shares of Restricted Stock which have not vested shall be forfeited, and the Board may provide that the lower of (i) any purchase price paid by the Participant and (ii) the Restricted Stock's aggregate Fair Market Value on the date of forfeiture shall be paid in cash to the Participant.
(e)    The Board may waive, in whole or in part, any or all of the conditions to receipt of, or restrictions with respect to, any or all of the Participant's Restricted Stock.
(f)    If for any reason any Restricted Stock awarded to a Participant subject to Section 16 of the Exchange Act is not approved in the manner provided for in clause (d)(1) or (d)(2) of Rule 16b-3, the Restricted Stock may not be disposed of by the Participant until six months have elapsed following the date of award of the Restricted Stock, unless the Board otherwise specifically permits such disposition.

SECTION 8. Restricted Stock Units and Performance Share Units. Subject to the following provisions, all awards of Restricted Stock Units (sometimes referred to herein as “RSUs”) and Performance Share Units (sometimes referred to herein as “PSUs”) shall be in such form and shall have such terms and conditions as the Board may determine:
(a)    The Restricted Stock Unit or Performance Share Unit award shall specify the number of RSUs or PSUs to be awarded and the duration of the period (the “Deferral Period”) during which, and the conditions under which, receipt of the Stock will be deferred. The Board may condition the grant or vesting of Restricted Stock Units, or receipt of Stock or cash at the end of the Deferral Period, upon the completion of a specified period of service   with the Company or a Related Company, upon the attainment of specified performance goals or upon such other criteria as the Board may determine. RSUs whose grant or vesting is in whole or in part conditioned on the attainment of specified performance goals may be referred to as PSUs.
(b)    Except as may be provided by the Board, RSU and PSU awards may not be sold, transferred, assigned, pledged or otherwise encumbered by the Participant during the Deferral Period.
(c)    At the expiration of the Deferral Period, the Participant (or his or her designated beneficiary in the event of death) shall receive (i) certificates for the number of shares of Stock equal to the number of shares covered by the RSU or PSU award, (ii) cash equal to the Fair Market Value of such Stock or (iii) a combination of shares and cash, as the Board may determine.
(d)    Except as may be provided by the Board, in the event of a Participant's termination of employment or other qualifying relationship with the Company or a Related Company before the RSU or PSU has vested, his or her RSU or PSU award shall be forfeited.
(e)    The Board may waive, in whole or in part, any or all of the conditions to receipt of, or restrictions with respect to, Stock or cash under a Restricted Stock Unit award or Performance Share Unit award. However, the Board shall not accelerate the payment of an RSU or PSU if such acceleration would violate Section 409A.
(f)    If for any reason any RSU or PSU awarded to a Participant subject to Section 16 of the Exchange Act is not approved in the manner provided for in clause (d)(1) or (d)(2) of Rule 16b-3, the shares issuable with respect to such RSU or PSU may not be disposed of by the Participant until six months have elapsed following the date of award of the RSU or PSU, unless the Board otherwise specifically permits such disposition.

SECTION 9. Performance Goals and Section 162(m) Requirements.
9.1    The grant or vesting of any awards (other than Stock Options) intended to qualify as “performance-based” within the meaning of Section 162(m) shall be subject to the achievement of performance goals established by the Board based on one or more of the following criteria:
(1)	sales or other sales or revenue measures;
(2)	operating income, earnings from operations, earnings before or after taxes, or earnings before or after interest, depreciation, amortization, or extraordinary or designated items;
(3)	net income or net income per common share (basic or diluted);
(4)	operating efficiency ratio;
(5)	return on average assets, return on investment, return on capital, or return on average equity;
(6)	cash flow, free cash flow, cash flow return on investment, or net cash provided by operations;
(7)	economic profit or value created;
(8)	gross margin, operating margin or EBITDA margin;
(9)	stock price or total stockholder return; and
(10)	strategic business criteria, consisting of one or more objectives based on meeting specified business goals, such as market share or geographic business expansion goals, cost targets, customer satisfaction and goals relating to acquisitions, divestitures or joint ventures.

The targeted level or levels of performance with respect to such business criteria may be established for the Company on a consolidated basis, and/or for specified subsidiaries or affiliates or other business units of the Company, or for an individual, and may be established at such levels and on such terms as the Board may determine, in its discretion, including in absolute terms, in relation to one another, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies.

The Board may provide in any award granted under the Plan that any evaluation of performance may include or exclude any of the following events that occurs during the performance period for such award: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results, (iv) any reorganization and restructuring programs, (v) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management's discussion and analysis of financial condition and results of operations appearing in the Company's annual report to stockholders for the applicable year, (vi) the impact of adjustments to the Company's deferred tax asset valuation allowance, (vii) acquisitions or divestitures and (viii) foreign exchange gains and losses. To the extent such inclusions or exclusions affect awards intended to be performance-based within the meaning of Section 162(m), they shall be prescribed in a form that meets the requirements of Section 162(m).

9.2    The following additional requirements shall apply to awards (other than Stock Options) that are intended to qualify as performance-based under Section 162(m):
(a)    the performance goals shall be established by the Board not later than the earlier of (i) 90 days after the beginning of the applicable performance period or (ii) the time 25% of such performance period has elapsed;
(b)    the performance goals shall be objective and the achievement of such performance goals shall be substantially uncertain (within the meaning of Section 162(m)) at the time the performance goals are established;
(c)    the amount of the award payable upon each level of achievement of the performance goals must be objectively determinable, except that the Board shall have the right to reduce (but not increase) the amount payable, in its sole discretion; and
(d)    prior to payment of any award, the Board shall certify in writing, in a manner which satisfies the requirements of Section 162(m), that the performance goals have been satisfied.

SECTION 10. Election to Defer Awards. Subject to any restrictions imposed by Section 409A, the Board may permit a Participant to elect to defer receipt of an award for a specified period or until a specified event, upon such terms as are determined by the Board.

SECTION 11. Tax Withholding.

11.1    Each Participant shall, no later than the date as of which the value of an award first becomes  includible in such person's gross income for applicable tax purposes, pay to the Company, or make arrangements satisfactory to the Board (which may include delivery of shares of Stock already owned by the optionee or subject to awards hereunder) regarding payment of, any federal, state, local or other taxes of any kind required by law to be withheld with respect to the award. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company (and, where applicable, any Related Company) shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

11.2    To the extent permitted by the Board, and subject to such terms and conditions as the Board may provide, a Participant may elect to have the minimum withholding tax obligation with respect to any awards hereunder satisfied by (i) having the Company withhold shares of Stock otherwise deliverable to such person with respect to the award or (ii) delivering to the Company unrestricted shares of Stock.

SECTION 12. Amendments and Termination. No awards may be granted under the Plan more than ten (10) years after the date of approval of the Plan. No award intended to qualify as “performance-based compensation” within the meaning of Section 162(m) (other than Stock Options) shall be granted after the first stockholder meeting that occurs in the fifth year after the most recent stockholder approval of the material terms of the performance goals under the Plan.

The Board may terminate the Plan at any earlier time and may amend it from time to time, in each case after consideration of the consequences under Section 409A. No amendment or termination of the Plan shall adversely affect any award previously granted without the award holder's written consent. Amendments may be made without stockholder approval except (i) if and to the extent necessary to satisfy any applicable mandatory legal or regulatory requirements (including the requirements of any stock exchange or over-the-counter market on which the Stock is listed or qualified for trading and any requirements imposed under any state securities laws or regulations as a condition to the registration of securities distributable under the Plan or otherwise) or (ii) as required for the Plan to satisfy the requirements of Section 162(m), Section 422 or any other non-mandatory legal or regulatory requirements if the Board deems it desirable for the Plan to satisfy any such requirements.

SECTION 13. Acceleration of Vesting in Certain Circumstances.

13.1    Notwithstanding any other provision of the Plan, unless otherwise determined by the Board and expressly set forth in the agreement evidencing an award, in the event of a Change in Control, (i) each Stock Option outstanding under the Plan which is not otherwise fully vested or exercisable with respect to all of the shares of Stock at that time subject to such Stock Option shall automatically accelerate so that each such Stock Option shall, immediately upon the effective time of the Change in Control, become exercisable for all the shares of Stock at the time subject to such Stock Option and may be exercised for any or all of those shares as fully vested shares of Stock and (ii) all shares of Restricted Stock and all RSU and PSU awards outstanding under the Plan which are not otherwise fully vested shall automatically accelerate so that all such shares of Restricted Stock and RSU and PSU awards shall, immediately upon the effective time of the Change in Control, become fully vested, free of all restrictions. In addition, to the extent permitted under Section 409A, the Board may, in the award agreement or otherwise, accelerate the payment date of all or any portion of a Participant's RSU and PSU awards upon or after a Change in Control.

13.2    Notwithstanding any other provision of the Plan, unless otherwise determined by the Board and expressly set forth in the agreement evidencing an award, in the event of a Corporate Transaction, (i) each Stock Option outstanding under the Plan which is not otherwise fully vested or exercisable with respect to all of the shares of Stock at that time subject to such Stock Option shall automatically accelerate so that each such Stock Option shall, immediately prior to the effective time of the Corporate Transaction, become exercisable for all the shares of Stock at the time subject to such Stock Option and may be exercised for any or all of those shares as fully vested shares of Stock, and (ii) all shares of Restricted Stock and all RSU and PSU awards outstanding under the Plan which are not otherwise fully vested shall automatically accelerate so that all such shares of Restricted Stock and RSU and PSU awards shall, immediately prior to the effective time of the Corporate Transaction, become fully vested, free of all restrictions. In addition, to the extent permitted under Section 409A, the Board may, in the award agreement or otherwise, accelerate the payment date of all or any portion of a Participant's RSU and PSU awards immediately prior to or upon or after a Corporate Transaction.

13.3    In addition, upon the dissolution or liquidation of the Company or upon any reorganization, merger or consolidation as a result of which the Company is not the surviving corporation (or survives as a wholly owned subsidiary of another corporation), or upon a sale of substantially all the assets of the Company, the Board may take such action as it in its discretion deems appropriate to (i) cash out outstanding awards at or immediately prior to the date of such event (based on the fair market value of the Stock at the time) and/or (ii) provide that Stock Options shall be exercisable for a period of at least 10 business days from the date of receipt of a notice from the Company of such proposed event, following the expiration of which period any unexercised Stock Options shall terminate.

13.4    As used in the Plan, a “Change in Control” shall be deemed to have occurred if:

(a)    Individuals who, as of March 16, 2012, constitute the entire Board (“Incumbent Directors”) cease for any reason to constitute a majority of the Board; provided, however, that any individual becoming a director subsequent to such date whose election, or nomination for election by the Company's stockholders, was approved by the vote of a majority of the then Incumbent Directors (other than an election or nomination of an individual whose assumption of office is the result of an actual or threatened election contest relating to the election of directors of the Company), also shall be an Incumbent Director; or

(b)    Any Person (as defined below) shall become the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of securities of the Company representing in the aggregate fifty percent (50%) or more of either (i) the then outstanding shares of Stock or (ii) the Combined Voting Power (as defined below) of all then outstanding Voting Securities (as defined below) of the Company; provided, however, that notwithstanding the foregoing, a Change in Control shall not be deemed to have occurred for purposes of this clause (b) solely as the result of:

(A)
An acquisition of securities by the Company which, by reducing the number of shares of Stock or other Voting Securities outstanding, increases (i) the proportionate number of shares of Stock beneficially owned by any Person to fifty percent (50%) or more of the shares of Stock then outstanding or (ii) the proportionate voting power represented by the Voting Securities beneficially owned by any Person to fifty percent (50%) or more of the Combined Voting Power of all then outstanding Voting Securities; or

(B)	An acquisition of securities directly from the Company, except that this Paragraph (B) shall not apply to:
(1)	any conversion of a security that was not acquired directly from the Company; or
(2)	any acquisition of securities if the Incumbent Directors at the time of the initial approval of such acquisition would not immediately after (or otherwise as a result of) such acquisition constitute a majority of the Board.

13.5    As used in the Plan, “Corporate Transaction” means (a) any merger, consolidation or recapitalization of the Company (or, if the capital stock of the Company is affected, any subsidiary of the Company), or any sale, lease or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company (each of the foregoing being an “Acquisition Transaction”) where (i) the stockholders of the Company immediately prior to such Acquisition Transaction would not immediately after such Acquisition Transaction beneficially own, directly or indirectly, shares representing in the aggregate more than fifty percent (50%) of (A) the then outstanding common stock of the corporation surviving or resulting from such merger, consolidation or recapitalization or acquiring such assets of the Company, as the case may be (the “Surviving Corporation”) (or of its ultimate parent corporation, if any) and (B) the Combined Voting Power of the then outstanding Voting Securities of the Surviving Corporation (or of its ultimate parent corporation, if any) or (ii) the Incumbent Directors at the time of the initial approval of such Acquisition Transaction would not immediately after such Acquisition Transaction constitute a majority of the board of directors of the Surviving Corporation (or of its ultimate parent corporation, if any) or (b) the liquidation or dissolution of the Company.

13.6    For purposes of this Section 13:

(a)    “Combined Voting Power” shall mean the aggregate votes entitled to be cast generally in the election of directors of a corporation by holders of the then outstanding Voting Securities of such corporation;
(b)    “Person” shall mean any individual, entity (including, without limitation, any corporation (including, without limitation, any charitable corporation or private foundation), partnership, limited liability company, trust (including, without limitation, any private, charitable or split-interest trust), joint venture, association or governmental body) or group (as defined in Section 13(d)(3) or 14(d)(2) of the Exchange Act and the rules and regulations thereunder); provided, however, that “Person” shall not include the Company, any of its subsidiaries, any employee benefit plan of the Company or any of its majority-owned subsidiaries or any entity organized, appointed or established by the Company or such subsidiary for or pursuant to the terms of any such plan; and
(c)    “Voting Securities” shall mean all securities of a corporation having the right under ordinary circumstances to vote in an election of the board of directors of such corporation.

SECTION 14. General Provisions.

14.1    If the granting of any award under the Plan or the issuance, purchase or delivery of Stock thereunder shall require, in the determination of the Board from time to time and at any time, (i) the listing, registration or qualification of the Stock subject or related thereto upon any securities exchange or over-the-counter market or under any federal or state law or (ii) the consent or approval of any government regulatory body, then any such award shall not be granted or exercised, and shares of Stock shall not be delivered thereunder, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions, if any, as shall be acceptable to the Board. In addition, in connection with the granting or exercising of, or delivery of shares of Stock under, any award under the Plan, the Board may require the recipient to agree not to dispose of any Stock issuable in connection with such award, except upon the satisfaction of specified conditions, if the Board determines such agreement is necessary or desirable in connection with any requirement or interpretation of any federal or state securities law, rule or regulation.

14.2    Nothing set forth in this Plan shall prevent the Board from adopting other or additional compensation arrangements. Neither the adoption of the Plan nor any award hereunder shall confer upon any employee of the Company, or of a Related Company, any right to continued employment, and no award under the Plan shall confer upon any director, consultant, adviser or independent contractor any right to continued service as such.

14.3    Determinations by the Board under the Plan relating to the form, amount and terms and conditions of awards need not be uniform, and may be made selectively among persons who receive or are eligible to receive awards under the Plan, whether or not such persons are similarly situated.

14.4    No member of the Board or the Board, nor any officer or employee of the Company acting on behalf of the Board or the Board, shall be personally liable for any action, determination or interpretation taken or made with respect to the Plan, and all members of the Board or the Board and all officers or employees of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

14.5    All awards granted under the Plan are intended to be exempt from the requirements of Section 409A or, if not exempt, to satisfy the requirements of Section 409A, and the provisions of the Plan and any award granted under the Plan shall be construed in a manner consistent therewith. Notwithstanding any provision of the Plan or an award to the contrary, any amounts payable under the Plan on account of termination of employment to a Participant who is a “specified employee” within the meaning of Section 409A, as determined by the Board in accordance with Section 409A, which constitute “deferred compensation” within the meaning of Section 409A and which are otherwise scheduled to be paid during the first six months following the Participant's termination of employment (other than any payments that are permitted under Section 409A to be paid within six months following termination of employment of a specified employee) shall be suspended until the six-month anniversary of the Participant's termination of employment, at which time all payments that were suspended shall be paid to the Participant in a lump sum.

SECTION 15. Effective Date of Plan.

The Plan was adopted by the Board on March 16, 2012.